Phillips Edison & Company Reports
First Quarter 2026 Results

CINCINNATI - April 23, 2026 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of high-quality, grocery-anchored neighborhood shopping centers, today reported financial and operating results for the period ended March 31, 2026 and updated full year 2026 earnings guidance. For the three months ended March 31, 2026, net income attributable to stockholders was $30.4 million, or $0.24 per diluted share.

Highlights for the First Quarter and Subsequent
•Reported Nareit FFO of $0.67 per diluted share, representing a 4.7% year-over-year increase
•Reported Core FFO of $0.69 per diluted share, representing a 6.2% year-over-year increase
•Increased same-center NOI year-over-year by 3.5%
•The increased midpoint of full year 2026 Nareit FFO guidance represents 5.9% year-over-year growth
•The increased midpoint of full year 2026 Core FFO guidance represents 5.8% year-over-year growth
•Reported strong leased portfolio occupancy of 97.1% and same-center leased portfolio occupancy of 97.3%
•Reported strong leased inline occupancy and same-center leased inline occupancy of 95.0%
•Executed comparable portfolio renewal leases and comparable inline renewal leases at a rent spread of 21.2% during the quarter
•Executed comparable portfolio new leases at a rent spread of 36.2% and comparable inline new leases at a record-high rent spread of 37.9% during the quarter
•Acquired $125.5 million in assets, which included five shopping centers and land for future development
•As previously announced, completed a public debt offering of $350 million aggregate principal amount of 4.750% senior notes due 2033
•Subsequent to quarter end, acquired $59.1 million in assets at PECO’s total prorated share, which included three shopping centers and one outparcel

Management Commentary
Jeff Edison, Chairman and Chief Executive Officer of PECO stated: “We are pleased to report another quarter of solid results, including Core FFO per share growth of 6.2%, reflecting the strength of our high-quality portfolio. Our grocery-anchored and necessity-based shopping centers are driving steady traffic and market-leading pricing power. While the macroeconomic environment remains uncertain, PECO is positioned to provide both stability and continued growth. Our disciplined execution and the continued strength of the operating environment give us confidence in our ability to increase guidance for Core FFO per share, which reflects year-over-year growth of 5.8% at the midpoint.”

Financial Results
Net Income
First quarter 2026 net income attributable to stockholders totaled $30.4 million, or $0.24 per diluted share, compared to net income of $26.3 million, or $0.21 per diluted share, during the first quarter of 2025.

Nareit FFO
First quarter 2026 funds from operations attributable to stockholders and operating partnership (“OP”) unit holders as defined by Nareit (“Nareit FFO”) increased 4.4% to $92.9 million, or $0.67 per diluted share, compared to $89.0 million, or $0.64 per diluted share, during the first quarter of 2025.

Core FFO
First quarter 2026 core funds from operations attributable to stockholders and OP unit holders (“Core FFO”) increased 6.2% to $96.4 million, or $0.69 per diluted share, compared to $90.8 million, or $0.65 per diluted share, during the first quarter of 2025.

Same-Center NOI
First quarter 2026 same-center net operating income (“NOI”) increased 3.5% to $122.3 million, compared to $118.1 million during the first quarter of 2025.

Portfolio Overview
Portfolio Statistics
As of March 31, 2026, PECO’s wholly-owned portfolio consisted of 299 properties, totaling approximately 33.7 million square feet, located in 31 states. This compared to 298 properties, totaling approximately 33.5 million square feet, located in 31 states as of March 31, 2025.
Leased portfolio occupancy was 97.1% as of March 31, 2026 and 2025. Same-center leased portfolio occupancy was 97.3% as of March 31, 2026, compared to 97.2% as of March 31, 2025.
Leased anchor occupancy was 98.4% as of March 31, 2026 and 2025. Same-center leased anchor occupancy was 98.6% as of March 31, 2026, compared to 98.5% as of March 31, 2025.
Leased inline occupancy was 95.0% as of March 31, 2026, compared to 94.6% as of March 31, 2025. Same-center leased inline occupancy was at 95.0% as of March 31, 2026, compared to 94.9% as of March 31, 2025.

Leasing Activity
During the first quarter of 2026, 246 leases were executed totaling approximately 1.6 million square feet. This compared to 234 leases executed totaling approximately 1.5 million square feet during the first quarter of 2025.
During the first quarter of 2026, comparable rent spreads, which represent the percentage increase of a lease to the expiring lease of a unit that was occupied within the past twelve months, were 21.2% for renewal leases, 36.2% for new leases and 24.3% combined.

Transaction Activity - Wholly-Owned
During the first quarter of 2026, the Company acquired $125.5 million in assets, which included five shopping centers and land for future development. The Company expects to drive value in these assets through occupancy increases and rent growth, as well as potential future development of ground-up outparcel retail spaces.
The first quarter 2026 acquisitions included:
•The Village at Indian Wells, a 105,177 square foot shopping center anchored by Sprouts located in a Palm Springs, California suburb.
•Creekside Park Village, a 74,641 square foot shopping center anchored by H-E-B located in a Houston, Texas suburb.
•Plaza West Covina, a 46,406 square foot Everyday Retail™ center located in a Los Angeles, California suburb.
•Ridgeview Marketplace, a 20,410 square foot shopping center anchored by King Soopers located in a Colorado Springs, Colorado suburb.
•The Shops at Hamilton Mill, a 43,518 square foot Everyday Retail™ center located in an Atlanta, Georgia suburb.
During the same period, the Company sold $22.3 million in assets, which included two shopping centers.
Subsequent to quarter end, the Company acquired $58.9 million in assets, which included:
•Renton Highlands Shopping Center, a 54,008 square foot shopping center anchored by Safeway located in a Seattle, Washington suburb.
•Prairieview Center, a 118,171 square foot shopping center anchored by Lunds & Byerlys located in a Minneapolis, Minnesota suburb.
•Firethorne Plaza, a 29,986 square foot Everyday Retail™ center located in a Houston, Texas suburb.
Subsequent to quarter end, the Company sold one parcel of land for $6.7 million.
Transaction Activity - Joint Venture
Subsequent to quarter end, the Company, through Grocery Retail Partners I LLC, acquired one outparcel for future development for $0.2 million at PECO’s total prorated share.

Balance Sheet Highlights
As of March 31, 2026, the Company had approximately $810.2 million of total liquidity, comprised of $22.4 million of cash, cash equivalents and restricted cash, plus $787.9 million of borrowing capacity available on its $1.0 billion revolving credit facility.
As of March 31, 2026, the Company’s trailing twelve month net debt to annualized adjusted EBITDAre was 5.3x. This compared to 5.2x at December 31, 2025. As of March 31, 2026, the Company’s outstanding debt had a weighted-average interest rate of 4.4% and a weighted-average maturity of 5.8 years when including all extension options, and 94.4% of the Company’s total debt was fixed-rate debt, which includes PECO’s total prorated share of debt for its joint ventures.
As previously announced, in February 2026, the Company completed a public debt offering of $350 million aggregate principal amount of 4.750% senior notes due 2033. The notes were priced at 99.920% of the principal amount and will mature in March 2033.

2026 Guidance
PECO updated its 2026 earnings guidance, as summarized in the table below, which is based upon the Company’s current view of existing market conditions and assumptions for the year ending December 31, 2026. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under "Forward-Looking Statements" below.

(in thousands, except per share amounts)	Q1 2026 YTD	Updated Full Year 2026 Guidance	Previous Full Year 2026 Guidance
Net income per share	$0.24	$0.79 - $0.81	$0.74 - $0.77
Nareit FFO per share	$0.67	$2.66 - $2.71	$2.65 - $2.71
Core FFO per share	$0.69	$2.72 - $2.78	$2.71 - $2.77
Same-Center NOI growth	3.5%	3.00% - 4.00%	3.00% - 4.00%
Portfolio Activity:
Acquisitions, gross(1)	$125,502	$400,000 - $500,000	$400,000 - $500,000
Other:
Interest expense, net	$29,772	$117,000 - $127,000	$117,000 - $127,000
G&A expense	$11,943	$49,000 - $53,000	$49,000 - $53,000
Non-cash revenue items(2)	$5,330	$19,000 - $21,000	$19,000 - $21,000
Adjustments for collectibility	$1,151	$5,000 - $8,000	$5,000 - $8,000
(1)Includes the prorated portion owned through the Company’s unconsolidated joint ventures.
(2)Represents straight-line rental income and net amortization of above- and below-market leases.
The Company does not provide a reconciliation for same-center NOI estimates on a forward-looking basis because it is unable to provide a meaningful or reasonably accurate calculation or estimation of certain reconciling items which could be significant to the Company’s results without unreasonable effort.
The following table provides a reconciliation of the range of the Company's 2026 estimated net income to estimated Nareit FFO and Core FFO:

(Unaudited)	Low End	High End
Net income per common share	$0.79	$0.81
Depreciation and amortization of real estate assets	1.88	1.90
Gain on disposal of property, net	(0.05)	(0.05)
Adjustments related to unconsolidated joint ventures	0.04	0.05
Nareit FFO per common share	$2.66	$2.71
Depreciation and amortization of corporate assets	0.01	0.01
Loss on extinguishment or modification of debt and other, net	0.01	0.01
Transaction costs and other	0.04	0.05
Core FFO per common share	$2.72	$2.78

Conference Call and Webcast Details
PECO will host a conference call and webcast on Friday, April 24, 2026 at 12:00 p.m. Eastern Time to discuss first quarter 2026 results and provide further business updates. Chairman and Chief Executive Officer Jeff Edison, President Bob Myers and Chief Financial Officer John Caulfield will host the conference call and webcast. Dial-in and webcast information is below.

First Quarter 2026 Earnings Conference Call and Webcast Details:
Date: Friday, April 24, 2026
Time: 12:00 p.m. ET
Toll-Free Dial-In Number: (800) 715-9871
International Dial-In Number: (646) 307-1963
Conference ID: 4551083
Webcast: First Quarter 2026 Webcast Link

Replay:
An audio replay will be available approximately one hour after the conclusion of the conference call using the webcast link above. The replay will be archived on PECO’s Investor Relations website under Events & Presentations.
For more information on the Company’s financial results, please refer to the Company’s Form 10-Q for the quarter ended March 31, 2026.

Connect with PECO
For additional information, please visit https://www.phillipsedison.com/
Follow PECO on:
•X at https://x.com/PhillipsEdison
•Facebook at https://www.facebook.com/phillipsedison.co
•Instagram at https://www.instagram.com/phillips.edison/; and
•Find PECO on LinkedIn at https://www.linkedin.com/company/phillipsedison&company

About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”) is one of the nation’s largest owners and operators of high-quality, grocery-anchored neighborhood shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Albertsons and Ahold Delhaize. As of March 31, 2026, PECO managed 326 shopping centers, including 299 wholly-owned centers comprising 33.7 million square feet across 31 states and 27 shopping centers owned in three institutional joint ventures. PECO is focused on creating great omni-channel, grocery-anchored shopping experiences and improving communities, one neighborhood shopping center at a time.
PECO uses, and intends to continue to use, its Investors website, which can be found at https://investors.phillipsedison.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2026 AND DECEMBER 31, 2025
(Condensed and Unaudited)
(In thousands, except per share amounts)

	March 31, 2026	December 31, 2025
ASSETS
Investment in real estate:
Land and improvements	$1,992,077	$1,963,735
Building and improvements	4,401,481	4,305,174
In-place lease assets	546,454	538,324
Above-market lease assets	78,786	77,551
Total investment in real estate assets	7,018,798	6,884,784
Accumulated depreciation and amortization	(2,009,942)	(1,957,569)
Net investment in real estate assets	5,008,856	4,927,215
Investment in unconsolidated joint ventures	43,008	42,561
Total investment in real estate assets, net	5,051,864	4,969,776
Cash and cash equivalents	3,141	3,544
Restricted cash	19,218	39,768
Goodwill	29,066	29,066
Other assets, net	247,695	244,284
Total assets	$5,350,984	$5,286,438

LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$2,489,365	$2,375,328
Below-market lease liabilities, net	123,115	118,356
Accounts payable and other liabilities	135,294	180,332
Deferred income	23,245	23,044
Total liabilities	2,771,019	2,697,060
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized, zero shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value per share, 1,000,000 shares authorized, 125,966 and 125,788 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	1,259	1,258
Additional paid-in capital	3,667,019	3,664,205
Accumulated other comprehensive income	416	358
Accumulated deficit	(1,389,918)	(1,379,252)
Total stockholders’ equity	2,278,776	2,286,569
Noncontrolling interests	301,189	302,809
Total equity	2,579,965	2,589,378
Total liabilities and equity	$5,350,984	$5,286,438

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025
(Condensed and Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenues:
Rental income	$186,281	$174,183
Fees and management income	3,445	2,783
Other property income	1,015	1,345
Total revenues	190,741	178,311
Operating Expenses:
Property operating	32,990	29,936
Real estate taxes	22,067	21,079
General and administrative	11,943	12,086
Depreciation and amortization	65,531	65,274
Total operating expenses	132,531	128,375
Other:
Interest expense, net	(29,772)	(25,672)
Gain on disposal of property, net	6,817	5,609
Other expense, net	(2,013)	(980)
Net income	33,242	28,893
Net income attributable to noncontrolling interests	(2,864)	(2,584)
Net income attributable to stockholders	$30,378	$26,309
Earnings per share of common stock:
Net income per share attributable to stockholders - basic and diluted	$0.24	$0.21

Discussion and Reconciliation of Non-GAAP Measures
Same-Center Net Operating Income
The Company presents Same-Center NOI as a supplemental measure of its performance. The Company defines NOI as total operating revenues, adjusted to exclude non-cash revenue items and lease buyout income, less property operating expenses and real estate taxes. For the three months ended March 31, 2026 and 2025, Same-Center NOI represents the NOI for the 282 properties that were wholly-owned for the entirety of both calendar year periods being compared. The Company believes Same-Center NOI provides useful information to its investors about its financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss). Because Same-Center NOI excludes the change in NOI from properties acquired or disposed of after December 31, 2024, it highlights operating trends such as occupancy levels, rental rates, and operating costs for the Company’s same center portfolio. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, PECO’s Same-Center NOI may not be comparable to other REITs.
Same-Center NOI should not be viewed as an alternative measure of the Company’s financial performance as it does not reflect the operations of its entire portfolio, nor does it reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties that could materially impact its results from operations.
Nareit Funds from Operations and Core Funds from Operations
Nareit FFO is a non-GAAP financial performance measure that is widely recognized as a measure of REIT operating performance. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) computed in accordance with GAAP, excluding: (i) gains (or losses) from sales of property and gains (or losses) from change in control; (ii) depreciation and amortization related to real estate; and (iii) impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect Nareit FFO on the same basis. The Company calculates Nareit FFO in a manner consistent with the Nareit definition.
Core FFO is an additional financial performance measure used by the Company as Nareit FFO includes certain non-comparable items that affect its performance over time. The Company believes that Core FFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods, and that it is more reflective of its core operating performance and provides an additional measure to compare PECO’s performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss). To arrive at Core FFO, the Company adjusts Nareit FFO to exclude certain recurring and non-recurring items including, but not limited to: (i) depreciation and amortization of corporate assets; (ii) changes in the fair value of the earn-out liability; (iii) adjustments related to its investments in unconsolidated joint ventures; (iv) gains or losses on the extinguishment or modification of debt and other; (v) other impairment charges; (vi) transaction and acquisition expenses; and (vii) realized performance income.
Nareit FFO and Core FFO should not be considered alternatives to net income (loss) under GAAP, as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Core FFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate its business plan in the manner currently contemplated.
Accordingly, Nareit FFO and Core FFO should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s Nareit FFO and Core FFO, as presented, may not be comparable to amounts calculated by other REITs.
Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate and Adjusted EBITDAre
Nareit defines Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (“EBITDAre”) as net income (loss) computed in accordance with GAAP before: (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains or losses from disposition of depreciable property; and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.
Adjusted EBITDAre is an additional performance measure used by the Company as EBITDAre includes certain non-comparable items that affect the Company’s performance over time. To arrive at Adjusted EBITDAre, the Company excludes certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i)

changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) adjustments related to its investments in unconsolidated joint ventures; (iv) transaction and acquisition expenses; and (v) realized performance income.
The Company uses EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow it to compare earnings independent of capital structure, determine debt service and fixed cost coverage, and measure enterprise value. Additionally, the Company believes they are a useful indicator of its ability to support its debt obligations. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (loss), as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Accordingly, EBITDAre and Adjusted EBITDAre should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to amounts calculated by other REITs.

Same-Center Net Operating Income—The table below compares Same-Center NOI (dollars in thousands):

	Three Months Ended March 31,		Favorable (Unfavorable)
	2026	2025	$ Change	% Change
Revenues:
Rental income(1)	$127,761	$124,044	$3,717
Tenant recovery income	41,568	40,339	1,229
Reserves for uncollectibility(2)	(986)	(1,206)	220
Other property income	976	1,223	(247)
Total revenues	169,319	164,400	4,919	3.0%
Operating expenses:
Property operating expenses	26,502	25,838	(664)
Real estate taxes	20,567	20,460	(107)
Total operating expenses	47,069	46,298	(771)	(1.7)%
Total Same-Center NOI	$122,250	$118,102	$4,148	3.5%
(1)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(2)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or the Company deems it appropriate to resume recording revenue on an accrual basis, rather than on a cash basis.
Same-Center Net Operating Income Reconciliation—Below is a reconciliation of Net Income to NOI and Same-Center NOI (in thousands):

	Three Months Ended March 31,
	2026	2025
Net income	$33,242	$28,893
Adjusted to exclude:
Fees and management income	(3,445)	(2,783)
Straight-line rental income(1)	(2,883)	(2,675)
Net amortization of above- and below-market leases	(2,451)	(1,944)
Lease buyout income	(1,709)	(1,739)
General and administrative expenses	11,943	12,086
Depreciation and amortization	65,531	65,274
Interest expense, net	29,772	25,672
Gain on disposal of property, net	(6,817)	(5,609)
Other expense, net	2,013	980
Property operating expenses related to fees and management income	2,081	896
NOI for real estate investments	127,277	119,051
Less: Non-same-center NOI(2)	(5,027)	(949)
Total Same-Center NOI	$122,250	$118,102

Period-end Same-Center Leased Occupancy %	97.3%	97.2%
(1)Includes straight-line rent adjustments for Neighbors for whom revenue is being recorded on a cash basis.
(2)Includes operating revenues and expenses from non-same-center properties, which includes properties acquired or sold, and corporate activities.

Nareit FFO and Core FFO—The following table presents the Company’s calculation of Nareit FFO and Core FFO and provides additional information related to its operations (in thousands, except per share amounts):

	Three Months Ended March 31,
	2026	2025
Calculation of Nareit FFO Attributable to Stockholders and OP Unit Holders
Net income	$33,242	$28,893
Adjustments:
Depreciation and amortization of real estate assets	65,182	64,897
Gain on disposal of property, net	(6,817)	(5,609)
Adjustments related to unconsolidated joint ventures	1,315	867
Nareit FFO attributable to stockholders and OP unit holders	$92,922	$89,048
Calculation of Core FFO Attributable to Stockholders and OP Unit Holders
Nareit FFO attributable to stockholders and OP unit holders	$92,922	$89,048
Adjustments:
Depreciation and amortization of corporate assets	349	377
Transaction and acquisition expenses	2,077	1,322
Loss on extinguishment or modification of debt and other, net	1,080	1
Adjustments related to unconsolidated joint ventures	(25)	25
Core FFO attributable to stockholders and OP unit holders	$96,403	$90,773

Nareit FFO/Core FFO Attributable to Stockholders and OP Unit Holders per Diluted Share
Weighted-average shares of common stock outstanding - diluted	138,977	138,640
Nareit FFO attributable to stockholders and OP unit holders per share - diluted	$0.67	$0.64
Core FFO attributable to stockholders and OP unit holders per share - diluted	$0.69	$0.65

EBITDAre and Adjusted EBITDAre—The following table presents the Company’s calculation of EBITDAre and Adjusted EBITDAre (in thousands):

	Three Months Ended March 31,		Year Ended December 31,
	2026	2025	2025
Calculation of EBITDAre
Net income	$33,242	$28,893	$122,968
Adjustments:
Depreciation and amortization	65,531	65,274	266,374
Interest expense, net	29,772	25,672	110,338
Gain on disposal of property, net	(6,817)	(5,609)	(38,790)
Federal, state, and local tax expense	242	146	1,307
Adjustments related to unconsolidated joint ventures	2,048	1,278	6,200
EBITDAre	$124,018	$115,654	$468,397
Calculation of Adjusted EBITDAre
EBITDAre	$124,018	$115,654	$468,397
Adjustments:
Transaction and acquisition expenses	2,077	1,322	5,523
Adjustments related to unconsolidated joint ventures	(21)	25	60
Realized performance income(1)	—	—	(30)
Adjusted EBITDAre	$126,074	$117,001	$473,950
(1)Realized performance income includes fees received related to the achievement of certain performance targets in the Company’s Necessity Retail Partners joint venture, which was dissolved in December 2025.

Financial Leverage Ratios—The Company believes its net debt to Adjusted EBITDAre, net debt to total enterprise value, and debt covenant compliance as of March 31, 2026 allow it access to future borrowings as needed in the near term. The following table presents the Company’s calculation of net debt and total enterprise value, inclusive of its prorated portion of net debt and cash and cash equivalents owned through its unconsolidated joint ventures, as of March 31, 2026 and December 31, 2025 (in thousands):

	March 31, 2026	December 31, 2025
Net debt:
Total debt, excluding discounts, market adjustments, and deferred financing expenses	$2,572,401	$2,456,933
Less: Cash and cash equivalents	5,306	5,124
Total net debt	$2,567,095	$2,451,809

Enterprise value:
Net debt	$2,567,095	$2,451,809
Total equity market capitalization(1)(2)	5,190,640	4,926,872
Total enterprise value	$7,757,735	$7,378,681
(1)Total equity market capitalization is calculated as diluted shares multiplied by the closing market price per share, which includes 138.7 million and 138.5 million diluted shares as of March 31, 2026 and December 31, 2025, respectively, and the closing market price per share of $37.42 and $35.57 as of March 31, 2026 and December 31, 2025, respectively.
(2)Fully diluted shares include common stock and OP units.
The following table presents the Company’s calculation of net debt to Adjusted EBITDAre and net debt to total enterprise value as of March 31, 2026 and December 31, 2025 (dollars in thousands):

	March 31, 2026	December 31, 2025
Net debt to Adjusted EBITDAre - annualized:
Net debt	$2,567,095	$2,451,809
Adjusted EBITDAre - annualized(1)	483,023	473,950
Net debt to Adjusted EBITDAre - annualized	5.3x	5.2x

Net debt to total enterprise value:
Net debt	$2,567,095	$2,451,809
Total enterprise value	7,757,735	7,378,681
Net debt to total enterprise value	33.1%	33.2%
(1)Adjusted EBITDAre is based on a trailing twelve month period.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Phillips Edison & Company, Inc. (the “Company”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” “commit,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release. Such statements include, but are not limited to: (a) statements about the Company’s plans, strategies, initiatives, and prospects; (b) statements about the Company’s underwritten incremental yields; and (c) statements about the Company’s future results of operations, capital expenditures, and liquidity. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in the Company’s portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) competition from other available shopping centers and the attractiveness of properties in the Company’s portfolio to its tenants; (v) the financial stability of the Company’s tenants, including, without limitation, their ability to pay rent; (vi) the Company’s ability to pay down, refinance, restructure, or extend its indebtedness as it becomes due; (vii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (viii) potential liability for environmental matters; (ix) damage to the

Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (x) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax, and other considerations; (xi) changes in tax, real estate, environmental, and zoning laws; (xii) information technology security breaches; (xiii) the Company’s corporate responsibility initiatives; (xiv) loss of key executives; (xv) the concentration of the Company’s portfolio in a limited number of industries, geographies, or investments; (xvi) the economic, political, and social impact of, and uncertainty relating to, pandemics or other health crises; (xvii) the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (xviii) the loss or bankruptcy of the Company’s tenants; (xix) to the extent the Company is seeking to dispose of properties, the Company’s ability to do so at attractive prices or at all; and (xx) the impact of heightened geopolitical instability, international conflicts, tariffs and global trade disruptions on the Company, its tenants, and consumers, including the impact on inflation, supply chains, and consumer sentiment. Additional important factors that could cause actual results to differ are described in the filings made from time to time by the Company with the SEC and include the risk factors and other risks and uncertainties described in the Company’s 2025 Annual Report on Form 10-K, filed with the SEC on February 10, 2026, as updated from time to time in the Company’s periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Therefore, such statements are not intended to be a guarantee of the Company’s performance in future periods. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:
Kimberly Green, Head of Investor Relations
(513) 692-3399
kgreen@phillipsedison.com

Hannah Harper, Director of Investor Relations
(513) 824-7122
hharper@phillipsedison.com